UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       January 12, 2004
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure

     On January 12, 2004, Applebee's International, Inc.(the "Company") issued a press release entitled "Applebee's International Reports December Comparable Sales; Updates 2003 Earnings Guidance and Provides 2004 Outlook." The press release is included below.



                                                           FOR IMMEDIATE RELEASE

Contact:  Carol DiRaimo,
          Executive Director of Investor Relations
          (913) 967-4109


           Applebee's International Reports December Comparable Sales;
            Updates 2003 Earnings Guidance and Provides 2004 Outlook

Overland Park, Kan., January 12, 2004 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the five-week period ended December 28, 2003.

Comparable sales for company restaurants increased 2.8 percent, including the 21 franchise restaurants in Washington, D.C. acquired in November 2002 as well as the 11 franchise restaurants adjacent to the St. Louis market that were acquired in March 2003. Excluding the acquired restaurants, comparable sales for company restaurants increased 3.2 percent, reflecting an increase in guest traffic of approximately 2.0 to 2.5 percent, combined with a higher average check. System-wide comparable sales increased 2.5 percent for the December period, and comparable sales for franchise restaurants increased 2.4 percent. December results were negatively affected by more severe winter weather that occurred on weekends this year, particularly in the Midwest and Northeast, and had a more adverse impact on company restaurants than franchise restaurants because of the geographic concentration of company markets. In addition, the Skillet Sensations(TM) promotion, which ran for the entire month, had a lower price point than the prior year promotion, resulting in a negative impact on the average check.

System-wide comparable sales for the fourth quarter of 2003 increased 4.6 percent, the 22nd consecutive quarter of comparable sales growth. Company and franchise restaurant comparable sales increased 5.2 percent and 4.4 percent, respectively, for the quarter. System-wide comparable sales for the 2003 fiscal year increased 4.1 percent, exceeding the company's most recent guidance of 3.5 to 4.0 percent, and reflecting the highest annual rate of growth experienced since 1993. Company and franchise restaurant comparable sales increased 5.2 percent and 3.7 percent, respectively, for the year.

Total system-wide sales for the 2003 fiscal year increased by 10.9 percent over 2002. For the 11th consecutive year, the Applebee's system opened at least 100 new restaurants, including 26 company and 74 franchise restaurants.

                                    - more -

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



The company completed the rollout of its Carside To Go(TM) program in all company restaurants in November, with the percentage of company restaurant sales increasing from 5.9 percent in the fourth quarter of 2002 to 8.0 percent in the fourth quarter of 2003.

General and administrative expenses for the fourth quarter are now expected to be in the mid-10 percent range, higher than the company's previous guidance due primarily to an increase in stock-based compensation expense as a result of the 24 percent appreciation in the company's stock price during the fourth quarter.

As a result of the foregoing, diluted earnings per share for fiscal year 2003 are now expected to be $1.74, in the middle of the company's previously stated range of guidance, excluding the $0.10 charge in the second quarter relating to the Chevys' note, with fourth quarter diluted earnings per share expected to be 41 cents.

BUSINESS OUTLOOK

The company also provided guidance as to its business outlook for fiscal year 2004.

     o Approximately 100 new restaurants are expected to open in 2004, including at least 28 company restaurants and 70 to 80 franchise restaurants. At least 10 company restaurants are currently expected to open in the first half of the year, with the balance opening in the second half of the year. Approximately 20 to 25 franchise restaurants are expected to open in the first half of the year, with the remainder opening in the second half of the year.

     o System-wide comparable sales are expected to increase by at least 3 percent for the full year, although monthly sales results may be more volatile given the geopolitical environment, economic conditions, calendar shifts, prior year comparisons, or other unusual events.

     o Overall restaurant margins before pre-opening expense for the full year of 2004 are expected to be similar to fiscal year 2003 results.

     o General and administrative expenses, as a percentage of operating revenues, are expected to be in the low-9 percent range.

     o Capital expenditures are expected to be between $80 and $90 million in 2004.

                                    - more -

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



     o Based on the foregoing assumptions, diluted earnings per share for fiscal year 2004 are expected to be in the range of $1.98 to $2.02, including the impact of potential stock repurchase activity. As of December 28, 2003, $99.8 million remains available under the company's ongoing stock repurchase authorization.

The company will release complete fourth quarter and fiscal year 2003 results after the market closes on February 11, 2004, and a conference call will be held on Thursday morning, February 12, 2004, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of December 28, 2003, there were 1,585 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including expected results for the fourth quarter of 2003 and fiscal year 2004 guidance as set forth in the Business Outlook section, are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2003. The company disclaims any obligation to update these forward-looking statements.


                                      # # #








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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    January 12, 2004                    By:/s/ Steven K. Lumpkin
         ---------------------                 ---------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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